EXHIBIT 10.1

Promissory Note

Contracting party: Success Holding Group Corp. USA._

(hereinafter referred to as Party A)

Celebritv Enterorise Co. Ltd

(hereinafter referred to as Party B)

WHEREAS both parties issue the Promissory Note follow by the loan’s terms & condition:

I. Party A is agree to loan One Million dollars to Party B a t the time to issue this covenant.

II. The covenant is Interest-free from August 18th, 2014 to August 17th, 2016 end.

III. Part B shall start the payment of 90,000 dollars from 2015 on the 30th of every month until paid off the loan.

IIII. The period fails to repay, Party B will pay an annual interest rate of 3% .

Contracting Party A: Success Holding Group Corp. USA

Loaner Signature:

Date: August 18th, 2014

Contracting Party B: Celebrity Enterprise Co. Ltd.

Borrower Signature:

Date: August 18th, 2014